 Exhibit 99.1

Third Quarter 2018 Earnings Results and Operating Information Three and Nine Months Ended September 30, 2018 www.globalmedicalreit.com NYSE: GMRE

3Q 2018 | Earnings Results and Operating Information 2 Table of Contents Financial Highlights 3 Financial Review 4 Consolidated Balance Sheets 5 Consolidated Statements of Operations 6 Consolidated Statements of Cash Flows 7 Reconciliation of Non - GAAP Measures for Funds from Operations (FFO) and Adjusted Funds From Operations (AFFO) 8 Acquisitions 9 Operating Metrics 10 Top 10 Tenant Profiles 11 Real Estate Portfolio 12 About Global Medical REIT Inc. (NYSE: GMRE) 14 Disclosures 15 Forward - Looking Statements Certain statements contained herein may be considered “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , and it is the Company’s intent that any such statements be protected by the safe harbor created thereby . These forward - looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results . Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, expected financial performance (including future cash flows associated with new tenants), future dividends or other financial items ; any other statements concerning our plans, strategies, objectives and expectations for future operations, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties ; facility sale or expected sale activity, including the timing and/or successful completion of any sales and expected proceeds and tax impact of the sales, and any statements regarding future economic conditions or performance are forward - looking statements . These forward - looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties . Although the Company believes that the expectations, estimates and assumptions reflected in its forward - looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward - looking statements . Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1 A - Risk Factors, in our Annual Report on Form 10 - K, our Quarterly Reports on Form 10 - Q, and in our filings with the United States Securities and Exchange Commission (“SEC”) . You are cautioned not to place undue reliance on forward - looking statements . The Company does not intend, and undertakes no obligation, to update any forward - looking statement . Third Quarter 2018 Earnings Call and Webcast Date Tuesday, November 6, 2018 Time 9:00 a.m. Eastern Time Dial - In 1 - 877 - 407 - 3948: Domestic / 201 - 389 - 0865: International / Reference: Global Medical REIT Inc. Webcast Located on the “Investor Relations” section of the Company’s website at www.globalmedicalreit.com or by clicking on the conference call link: https://78449.themediaframe.com/dataconf/productusers/gmre/mediaframe/27092/indexl.html Replay An audio replay of the conference call will be posted on the Company’s website.

Financial Highlights Third Quarter and Nine Month Highlights ; Rental revenue increased to $ 13 . 1 million for the three months ended September 30 , 2018 from $ 7 . 9 million in the comparable prior year period . For the nine months ended September 30 , 2018 , rental revenue increased to $ 36 . 2 million from $ 19 . 2 million in the prior year period . ; For the three months ended September 30 , 2018 , the Company reported net income attributable to common stockholders of $ 0 . 3 million, or $ 0 . 01 per share, compared to $ 0 . 4 million, or $ 0 . 02 per share, in the comparable prior year period . Net income attributable to common stockholders for the nine months ended September 30 , 2018 was $ 0 . 6 million, or $ 0 . 03 per share, compared to a net loss attributable to common stockholders of $ ( 1 . 6 ) million, or $ ( 0 . 08 ) per share, for the comparable prior year period . ; Funds from Operations (“FFO”) increased to $ 0 . 21 per share for the three months ended September 30 , 2018 , from $ 0 . 14 per share in the comparable prior year period . For the nine months ended September 30 , 2018 , FFO per share grew to $ 0 . 58 , compared to $ 0 . 27 for the comparable prior year period . ; Adjusted Funds from Operations ("AFFO") increased to $ 0 . 20 per share for the three months ended September 30 , 2018 , from $ 0 . 17 per share in the third quarter of 2017 . For the nine months ended September 30 , 2018 , AFFO per share grew to $ 0 . 56 , compared to $ 0 . 40 for the comparable prior year period . ; During the third quarter, the Company acquired two healthcare properties totaling 47 , 515 square feet, for an aggregate purchase price of $ 8 . 7 million, which the Company expects will generate annualized base rent of approximately $ 0 . 7 million . These assets were acquired at a blended cap rate of 7 . 96% . ; During the quarter, the Company sold and issued 371 , 980 shares of its common stock through its $ 50 million, At - The - Market Program (“ATM”), at an average price of $ 9 . 42 per share, generating gross proceeds of $ 3 . 5 million . ; During the quarter, the Board of Directors declared a cash dividend of $ 0 . 20 per common share, representing an annualized rate of $ 0 . 80 per common share, and declared a $ 0 . 46875 per share cash dividend on its Series A Cumulative Redeemable Preferred Stock . Current Highlights ; Subsequent to the end of the third quarter, the Company entered in to an agreement to sell its Great Bend Regional Hospital asset in Kansas for approximately $ 32 million, which is expected to result in a gain of approximately $ 8 million . The Company expects to redeploy such gain into accretive investments that coincide with GMRE’s investment strategy . The Company anticipates this transaction will close between the fourth quarter of 2018 and the first quarter of 2019 . The buyer is currently in the due diligence period of this transaction, which could impact the timing and ultimate closing of this transaction . CEO Commentary on the Quarter Jeff Busch, the Company’s Chief Executive Officer, commented, “We are very pleased with our third quarter operating results and the incremental steps to strengthen our balance sheet . As mentioned last quarter, we extended our credit facility debt maturity date, lowered our credit spreads and began selling shares on our $ 50 million ATM . ” Mr . Busch continued, “Our recent agreement to sell our Great Bend asset is a testament to our disciplined underwriting and the value creation through our net lease medical portfolio . This transaction should generate a significant gain of approximately $ 8 million . We expect that leveraging this potential gain and accretively redeploying the sale proceeds will have a positive impact on FFO . This, in addition to our acquisition activity, continues to position GMRE well within the market place . ” A reconciliation of non - GAAP financial measures for Funds from Operations and Adjusted Funds from Operations is included on page 8 within this document. 3Q 2018 | Earnings Results and Operating Information 3

Financial Review Third Quarter Financial Review • For the three months ended September 30 , 2018 , rental revenue increased to $ 13 . 1 million, compared to $ 7 . 9 million for the comparable prior year period . This increase was primarily the result of the Company’s larger property portfolio compared to the prior year period . • Total expenses for the three months ended September 30 , 2018 were $ 12 . 2 million, compared to $ 7 . 8 million for the comparable prior year period . This increase was primarily the result of the Company’s larger portfolio compared to the prior year period . • General and administrative expenses increased to $ 1 . 4 million in the third quarter, compared to $ 1 . 0 million in the comparable prior year period . The increase results from an increase in non - cash LTIP compensation expense . • Interest expense for the three months ended September 30 , 2018 was $ 4 . 1 million, compared to $ 2 . 2 million for the comparable prior year period . This increase is primarily due to higher average borrowings during the quarter compared to the same quarter last year, the proceeds of which were used to finance our property acquisitions, as well as higher interest rates . Nine Month Financial Review • For the nine months ended September 30 , 2018 , rental revenue increased to $ 36 . 2 million, compared to $ 19 . 2 million for the comparable prior year period . The year - over - year growth in rental revenue was largely driven by the significantly increased size of the Company’s property portfolio . • Total expenses for the nine months ended September 30 , 2018 were $ 33 . 8 million, compared with $ 21 . 8 million in the comparable prior year period . The year - over - year growth in total expenses was largely driven by the significantly increased size of the Company’s property portfolio . • General and administrative expenses declined to $ 4 . 2 million from for the nine months ended September 30 , 2018 compared to $ 4 . 4 million in the comparable prior year period . The decrease primarily relates to a decrease in Sarbanes - Oxley implementation costs and other professional fees, partially offset by an increase in non - cash LTIP compensation expense . • Interest expense for the nine months ended September 30 , 2018 was $ 10 . 7 million, compared to $ 5 . 3 million for the comparable prior year period . This increase is primarily due to higher average borrowings during the 2018 period compared to the same period last year, the proceeds of which were used to finance our property acquisitions, as well as higher interest rates . Balance Sheet Summary • The Company’s cash and cash equivalents balance was $ 3 . 0 million as of September 30 , 2018 compared to $ 5 . 1 million as of December 31 , 2017 . • The Company’s gross investment in real estate as of September 30 , 2018 was $ 613 . 0 million compared to $ 471 . 5 million as of December 31 , 2017 . • The Company’s total debt, which includes outstanding borrowings on the revolving credit facility and notes payable (both net of unamortized deferred financing costs), was $ 331 . 9 million as of September 30 , 2018 , compared to $ 200 . 7 million as of December 31 , 2017 . • The weighted average interest rate and term of our debt was 4 . 35 % and 4 . 46 years, respectively, at September 30 , 2018 , compared to 3 . 72 % and 2 . 94 years at December 31 , 2017 . A reconciliation of non - GAAP financial measures for Funds from Operations and Adjusted Funds from Operations is included on page 8 within this document. 3Q 2018 | Earnings Results and Operating Information 4

Consolidated Balance Sheets In thousands, except par values 3Q 2018 | Earnings Results and Operating Information 5 As of September 30, 2018 December 31, 2017 (unaudited) Assets Investment in real estate: Land $ 56,839 $ 42,701 Building 493,503 384,338 Site improvements 6,714 4,808 Tenant improvements 14,328 8,010 Acquired lease intangible assets 41,653 31,650 613,037 471,507 Less: accumulated depreciation and amortization (26,839) (13,594) Investment in real estate, net 586,198 457,913 Cash and cash equivalents 3,005 5,109 Restricted cash 817 2,005 Tenant receivables 1,744 704 Escrow deposits 2,628 1,638 Deferred assets 8,590 3,993 Other assets 1,109 459 Total assets $ 604,091 $ 471,821 Liabilities and Stockholders’ Equity Liabilities: Revolving credit facility, net of unamortized discount of $4,127 and $2,750 at September 30, 2018 and December 31, 2017, respectively $ 293,273 $ 162,150 Notes payable, net of unamortized discount of $832 and $930 at September 30, 2018 and December 31, 2017, respectively 38,643 38,545 Accounts payable and accrued expenses 4,420 2,020 Dividends payable 6,109 5,638 Security deposits and other 3,928 2,128 Due to related parties, net 1,028 1,036 Acquired lease intangible liability, net 2,034 1,291 Total liabilities 349,435 212,808 Stockholders' equity: Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at September 30, 2018 and December 31, 2017 (liquidation preference of $77,625 at September 30, 2018 and December 31, 2017) 74,959 74,959 Common stock, $0.001 par value, 500,000 shares authorized; 22,003 shares and 21,631 shares issued and outstanding at September 30, 2018 and December 31, 2017 22 22 Additional paid - in capital 208,938 205,788 Accumulated deficit (46,855) (34,434) Accumulated other comprehensive loss (109) - Total Global Medical REIT Inc. stockholders' equity 236,955 246,335 Noncontrolling interest 17,701 12,678 Total stockholders’ equity 254,656 259,013 Total liabilities and stockholders' equity $ 604,091 $ 471,821

Consolidated Statements of Operations Unaudited and in thousands, except per share amounts 3Q 2018 | Earnings Results and Operating Information 6 Three Months Ended September 30, Nine Months Ended September 30, 2018 2017 2018 2017 Revenue Rental revenue $ 13,111 $ 7,922 $ 36,180 $ 19,218 Expense recoveries 884 444 2,610 1,141 Other income 8 23 27 112 Total revenue 14,003 8,389 38,817 20,471 Expenses General and administrative 1,395 990 4,169 4,418 Operating expenses 941 464 2,726 1,235 Management fees – related party 1,104 804 3,280 2,059 Depreciation expense 3,614 2,176 9,965 5,372 Amortization expense 953 523 2,645 1,326 Interest expense 4,055 2,174 10,681 5,266 Acquisition fees 168 652 294 2,130 Total expenses 12,230 7,783 33,760 21,806 Net income (loss) $ 1,773 $ 606 $ 5,057 $ (1,335) Less: Preferred stock dividends (1,455) (259) (4,366) (259) Less: Net (income) loss attributable to noncontrolling interest (32) 34 (59) 34 Net income (loss) attributable to common stockholders $ 286 $ 381 $ 632 $ (1,560) Net income (loss) attributable to common stockholders per share – basic and diluted $ 0.01 $ 0.02 $ 0.03 $ (0.08) Weighted average shares outstanding – basic and diluted 21,797 21,522 21,687 18,938

Consolidated Statements of Cash Flows Unaudited and in thousands 3Q 2018 | Earnings Results and Operating Information 7 Nine Months Ended September 30, 2018 2017 Operating activities Net income (loss) $ 5,057 $ (1,335) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation expense 9,965 5,372 Amortization of acquired lease intangible assets 2,645 1,326 Amortization of above market leases, net 484 14 Amortization of deferred financing costs and other 1,327 840 Stock - based compensation expense 1,978 1,481 Advisory expense settled in OP Units - 77 Capitalized pre - acquisition costs charged to expense 132 - Changes in operating assets and liabilities: Tenant receivables (1,040) (404) Deferred assets (4,597) (2,219) Other assets (126) (22) Accounts payable and accrued expenses 1,434 1,622 Security deposits and other 1,800 1,487 Accrued management fees due to related party 41 183 Net cash provided by operating activities 19,100 8,422 Investing activities Purchase of land, buildings, and other tangible and intangible assets and liabilities (133,851) (213,535) Escrow deposits for purchase of properties (774) (60) (Loans to) repayments from related parties (49) 38 Payments for tenant improvements (2,014) - Pre - acquisition costs for purchase of properties 257 51 Net cash used in investing activities (136,431) (213,506) Financing activities Net proceeds received from preferred stock offering - 75,147 Net proceeds received from common equity offerings 3,209 33,795 Escrow deposits required by third party lenders (216) (24) Borrowings from related parties - - Repayment of note payable from related party - (421) Proceeds from revolving credit facility 142,900 205,400 Repayment of revolving credit facility (10,400) (107,000) Payments of deferred financing costs (2,750) (2,793) Redemption of LTIP Units (263) - Dividends paid to common stockholders, and OP Unit and LTIP Unit holders (14,075) (10,815) Dividends paid to preferred stockholders (4,366) - Net cash provided by financing activities 114,039 193,289 Net decrease in cash and cash equivalents and restricted cash (3,292) (11,795) Cash and cash equivalents and restricted cash — beginning of period 7,114 20,612 Cash and cash equivalents and restricted cash — end of period $ 3,822 $ 8,817 Supplemental cash flow information: Cash payments for interest $ 9,106 $ 3,928 Noncash financing and investing activities: Accrued dividends payable $ 5,995 $ 4,767 Reclassification of common stock offering costs to additional paid - in capital $ 302 $ 443 Interest rate swap fair value change recognized in other comprehensive loss $ 109 $ - Accrued pre - acquisition costs for purchase of properties and tenant improvements $ 774 $ - OP Units issued for noncash transaction $ 4,742 $ 1,000 Construction - in - process completed and transferred to real estate investments $ 2,043 $ - Accrued preferred stock offering costs $ - $ 188 Reclassification of preferred stock offering costs to preferred stock balance $ - $ 221

GLOBAL MEDICAL REIT

Reconciliation of Funds from Operations (FFO) & Adjusted Funds from Operations (AFFO)

Unaudited, in thousands except per share amounts

Non-GAAP Financial Measures

FFO and AFFO are Non-GAAP financial measures within the meaning of the rules of the SEC. The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, FFO means net income or loss computed in accordance with GAAP before non-controlling interests of holders of operating partnership units, excluding gains (or losses) from sales of property and extraordinary items, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The Company did not incur any gains or losses from the sales of property or record any adjustments for unconsolidated partnerships and joint ventures during the quarters ended September 30, 2018 and 2017. Because FFO excludes real estate related depreciation and amortization (other than amortization of deferred financing costs), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company's operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include recurring acquisition and disposition costs, loss on the extinguishment of debt, recurring straight line deferred rental revenue, recurring stock-based compensation expense, recurring amortization of deferred financing costs, recurring capital expenditures, recurring lease commissions, recurring tenant improvements, an advisory fee settled with the issuance of OP Units, and other items.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company's FFO and AFFO computations may not be comparable to FFO and AFFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, that interpret the NAREIT definition differently than the Company does, or that compute FFO and AFFO in a different manner.

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2018	2017	2018	2017
Net income (loss)	$ **1,773**	$ **606**	$ **5,057**	$ **(1,335)**
Less: Preferred stock dividends	(1,455)	(259)	(4,366)	(259)
Depreciation and amortization expense	4,567	2,699	12,610	6,698
Amortization of above market leases, net	190	25	484	14
FFO	$ **5,075**	$ **3,071**	$ **13,785**	$ **5,118**
Acquisition fees	168	652	294	2,130
Straight line deferred rental revenue	(1,417)	(943)	(3,971)	(2,072)
Stock-based compensation expense	741	340	1,978	1,481
Amortization of deferred financing costs and other	344	341	1,327	840
Non-cash advisory fee	-	119	-	119
AFFO	$ **4,911**	$ **3,580**	$ **13,413**	$ **7,616**
Net income (loss) attributable to common stockholders per share – basic and diluted	$ **0.01**	$ **0.02**	$ **0.03**	$ **(0.08)**
FFO per share	$ **0.21**	$ **0.14**	$ **0.58**	$ **0.27**
AFFO per share	$ **0.20**	$ **0.17**	$ **0.56**	$ **0.40**

3Q 2018 | Earnings Results and Operating Information 8

Acquisitions 2018 Acquisitions From January 1 , 2018 to date, the Company completed ten acquisitions, encompassing an aggregate of 627 , 314 leasable square feet for a total purchase price of $ 146 . 2 million with annualized base rent of $ 12 . 0 million at a weighted average cap rate of 8 . 20% . (1) Represents the contractual purchase price. (2) Monthly base rent at the later of September 2018 or acquisition date multiplied by 12 and does not give effect to future re nt escalations. (3) Capitalization rates are calculated by dividing ABR by the Purchase Price. GMRE owns and operates 72 state - of - the - art, purpose - built healthcare buildings that are primarily leased on a triple - net basis and contain over 1 . 9 million net leasable square feet, approximately $ 47 . 7 million in annualized base rent and an approximate weighted average cap rate of 7 . 9% . At September 30 , 2018 , the portfolio was 100 % occupied and leased to 41 high - quality tenants with a weighted average lease term of approximately 10 . 4 years . As of September 30, 2018 unless otherwise stated 3Q 2018 | Earnings Results and Operating Information 9 Property City Leasable Square Feet Purchase Price (1) (in 000’s) Annualized Base Rent (2) (in 000’s) Capitalization Rate (3) First Quarter 2018: Quad City Kidney Center Moline, IL 27,173 $6,706 $548 8.17% NOMS Fremont, OH 25,893 8,286 608 7.34% Gainesville Eye Gainesville, GA 34,020 10,400 776 7.46% City Hospital of White Rock Dallas, TX 236,314 23,000 2,230 9.70% Orlando Health Orlando, FL 59,644 16,200 1,346 8.31% Total First Quarter 2018 383,044 $64,592 $5,508 8.53% Second Quarter 2018: Memorial Health System Belpre, OH 155,600 $64,200 $5,087 7.92% Third Quarter 2018: Valley ENT McAllen, TX 30,811 $5,325 $439 8.24% Rock Surgery Center Derby, KS 16,704 3,391 255 7.51% Total Third Quarter 2018 47,515 $8,716 $694 7.96% Fourth Quarter to Date: Foot and Ankle Specialists Bountiful, UT 22,335 $4,700 $380 8.09% TriHealth Cincinnati, OH 18,820 4,000 313 7.83% Totals/Weighted Average 627,314 $146,208 $11,982 8.20% Property City Leasable Square Feet Purchase Price (1) (in 000’s) Estimated Annualized Base Rent (in 000’s) (2) Capitalization Rate (3) Heartland Women’s Healthcare Southern IL 66,152 $14,750 $1,174 7.96% Cancer Center of Brevard Melbourne, FL 18,228 7,800 623 7.99% Texas MOB Portfolio Bryan, TX 68,455 14,600 1,124 7.70% Totals/Weighted Average 152,835 $37,150 $2,921 7.86% Acquisitions Under Contract As of November 6 , 2018 , we have three transactions under purchase agreements, encompassing an aggregate of 152 , 835 leasable square feet, for $ 37 . 2 million at a weighted average cap rate of 7 . 86% , with annualized base rent of $ 2 . 9 million . We are currently in the due diligence period for these transactions . If we identify problems with the properties or the operators of the properties during our due diligence review, we may not close a transaction on a timely basis or we may terminate the purchase and sale agreement and not close the transaction .

Operating Metrics As of September 30, 2018 unless otherwise stated (1) Monthly base rent for September 2018, multiplied by 12 Lease Expiration Schedule (% of Portfolio SF) and Annualized Base Rent (ABR) ($ in millions) Tenant Affiliation or Property Location Category By Rent (A) On Campus or Adjacent 33% (B) Health System Affiliated 49% (C) On Campus or Affiliated 63% (D) Medical Office Park 20% (E) Retail Center 25% (F) National Surgical Operator 20% (A), (B), (D), (E) or (F) 86% Tenant Description ABR Rent Coverage Ratio Hospital Tenants 38% 3.8x Physician Group Tenants 28% 7.0x Tenants with Credit Rating 26% N/A Tenants that Do Not Provide Unit Level Financials 8% N/A See page 15 for additional information 3Q 2018 | Earnings Results and Operating Information 10 0% 10% 20% 30% 40% 50% 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029+ $0 $0.4 $0 $3.9 $0.6 $3.0 $4.4 $0 $5.1 $6.7 $1.5 $22.2 ABR Encompass 11% Memorial Health 11% OCOM 8% Kindred Health 6% Carrus Hospital 5% Pipeline Health 5% Great Bend Hospital 5% Select Medical 4% Orlando Health 3% Conrad Pearson 3% All Others 39% % of Annualized Base Rent by Tenant TX 24% OH 14% PA 13% OK 8% FL 7% TN 5% KS 5% AZ 4% NE 4% IL 3% All Others 13% % of Annualized Base Rent by State

Top 10 Tenant Profiles Encompass Health (Ba 3 ) (NYSE : EHC), headquartered in Birmingham, AL is a national leader in post - acute care, offering both facility - based and homebased patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies . With a national footprint that spans 128 hospitals and 272 home health & hospice locations in 36 states and Puerto Rico, the Company is committed to delivering high - quality, cost - effective care across the post - acute continuum . Encompass Health is the result of the union between HealthSouth Corporation and Encompass Home Health & Hospice, and is ranked as one of Fortune's 100 Best Companies to Work For, as well as Modern Healthcare's Best Places to Work . Marietta Memorial Health System (MMH), (BB - ) is headquartered in Marietta, OH, and the largest health system in the Parkersburg - Marietta - Vienna MSA . The largest employer in Washington County, MMH comprises two hospitals, Marietta Memorial Hospital ( 154 - bed) and Selby General Hospital ( 25 - bed) critical access hospital, the Belpre Campus, has ten clinic outpatient service sites, five imaging locations, and has over 2 , 500 employees and 211 accredited physicians . Oklahoma Center for Orthopedic & Multi - Specialty Surgery, LLC (OCOM) is based Oklahoma City, OK and affiliated with USPI and INTEGRIS, and is a leading hospital for orthopedic specialists . OCOM operates a surgical hospital with nine operating rooms and a physical therapy department, an ancillary surgery center, and multiple imaging centers in throughout Oklahoma City Kindred Health, LLC (B 2 ) is a healthcare services company based in Louisville, KY with annual revenues of approximately $ 3 . 4 billion . At March 31 , 2018 , Kindred through its subsidiaries had approximately 38 , 300 employees providing healthcare services in 1 , 831 locations in 45 states, including 75 LTAC hospitals, 19 inpatient rehabilitation hospitals ( 22 as of July 12 , 2018 ), 13 sub - acute units, 98 inpatient rehabilitation units (hospital - based) and contract rehabilitation service businesses which served 1 , 626 non - affiliated sites of service . Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for nine years . Carrus Hospital is located in Sherman, TX, Carrus Hospital provides acute rehabilitative care and long term acute care . Accredited with The Joint Commission’s Gold Seal of Approval, Carrus Hospital serves Sherman, Durant, Denison, Gainesville, Denton, McKinney, Plano, Bonham, Lewisville, Carrollton, Fort Worth, Dallas, Oklahoma City and beyond . Pipeline Health is based in Manhattan Beach, CA . They have a portfolio of affiliated health care companies that have evolved over the past couple of decades from the challenging California market . Pipeline includes : Emergent Medical Associates, a leading provider of ER serving 20 + hospital sites and 900 , 000 patients annually ; Integrated Anesthesia Medical Group with 100 providers performing 15 , 000 procedures annually ; Avanti Hospitals, a Los Angeles health system with four hospitals, 400 + beds and 55 , 000 ER visits annually ; Cloudbreak , a telemedicine company with 75 , 000 monthly encounters in 700 hospitals ; Pacific Healthworks, a physician practice management company ; and Benchmark Hospitalists . Great Bend Regional Hospital (AA - ) currently under contract to sell, the Great Bend Regional Hospital is part of The University of Kansas Health System (UKHS) . UKHS is the region's premier academic medical center, providing a full range of care and is affiliated with the University of Kansas Schools of Medicine, Nursing and Health Professions, and various leading - edge research efforts . UKHS operates 910 licensed beds and serves more than 44 , 000 inpatients annually . Eight of its medical and surgical specialty areas are ranked nationally by U . S . News & World Report Best Hospitals . UKHA is a AA - rated (Fitch and S&P) health system which reported approximately $ 2 . 2 billion in revenues and had a net worth of approximately $ 1 . 4 billion during their fiscal year ended September 30 , 2017 as of September 30 , 2018 . Select Medical (B 3 ) is headquartered in Mechanicsburg, PA and one of the largest operators of critical illness recovery hospitals (previously referred to as long term acute care hospitals), rehabilitation hospitals (previously referred to as inpatient rehabilitation facilities), outpatient rehabilitation clinics, and occupational health centers in the U . S . based on the number of facilities . As of September 30 , 2018 , Select Medical operated 98 critical illness recovery hospitals in 27 states, 26 rehabilitation hospitals in 11 states, and 1 , 638 outpatient rehabilitation clinics in 37 states and the District of Columbia . Select Medical’s joint venture subsidiary Concentra operated 527 occupational health centers in 41 states . At September 30 , 2018 , Select Medical had operations in 47 states and the District of Columbia . Orlando Health (A 2 ) is based in Central Florida, Orlando and a $ 3 . 8 billion not - for - profit healthcare organization and a community - based network of hospitals, physician practices and outpatient care centers across Central Florida . The organization is home to the area’s only Level One Trauma Centers for adults and pediatrics and is a statutory teaching hospital system that offers both specialty and community hospitals . More than 3 , 000 physicians have privileges across the system, which is also one of the area’s largest employers with more than 23 , 000 employees who serve nearly 155 , 000 inpatients, more than 3 million outpatients, and more than 10 , 000 international patients each year . Additionally, Orlando Health provides more than $ 345 million in support of community health needs . Conrad Pearson Clinic was founded in 1996 , and is one of the largest urology practices in the greater Memphis, TN market, providing a full range of diagnostic and therapeutic urology services from three locations . 3Q 2018 | Earnings Results and Operating Information 11

GLOBAL MEDICAL REIT

Real Estate Portfolio

As of September 30, 2018 unless otherwise stated

Property	Location	# of Bldgs	Facility Type	Net Leasable Square Feet	Lease Years Remaining	Annualized Rent[1] ($ in 000's)	Annualized Rent Per Square Foot[1]	Tenant/ Guarantor[2]
Rock Surgery Center	Derby, KS	1	ASC	16,704	8.7	$255	$15.25	Rock Surgery Center/Rock Medical Assets
Valley ENT	McAllen, TX	1	MOB	30,811	10.9	$439	$14.25	Valley ENT
Memorial Health System	Belpre, OH	4	MOB/Img/ER/ASC	155,600	12.4	$5,112	$32.85	Marietta Memorial
Orlando Health	Orlando, FL	5	MOB	59,644	4.1	$1,346	$22.56	Orlando Health
City Hospital at White Rock	Dallas, TX	1	Acute-Care Hospital	236,314	19.4	$2,230	$9.44	Pipeline East Dallas
Gainesville Eye	Gainesville, GA	1	MOB/ASC	34,020	11.4	$776	$22.82	SCP Eyecare Services
Northern Ohio Medical Specialists	Fremont, OH	1	MOB/Img	25,893	11.4	$609	$23.50	Northern Ohio Medical Specialists
Fresenius Kidney Care	Moline, IL	2	MOB	27,173	12.6	$548	$20.17	Quad City Nephrology/Fresenius Medical Care Holdings
Zion Eye Institute	St. George, UT	1	MOB/ASC	16,000	11.2	$400	$25.00	Zion Eye Institute
Respiratory Specialists	Wyomissing, PA	1	MOB	17,598	9.2	$405	$23.00	Berks Respiratory
Amarillo Bone & Joint Clinic	Amarillo, TX	1	MOB	23,298	11.2	$594	$25.50	Amarillo Bone & Joint Clinic
Kansas City Cardiology	Lee's Summit, MO	1	MOB	12,180	6.3	$275	$22.58	Kansas City Cardiology
Texas Digestive	Fort Worth, TX	1	MOB	18,084	9.8	$442	$24.45	Texas Digestive Disease Consultants
Albertville Medical Building	Albertville, MN	1	MOB	21,486	10.3	$481	$22.39	Stellis Health
Heartland Clinic	Moline, IL	1	MOB/ASC	34,020	14.8	$910	$26.76	Heartland Clinic
Central Texas Rehabilitation Clinic	Austin, TX	1	IRF	59,258	8.6	$2,971	$50.14	CTRH, LLC / Kindred Health
Conrad Pearson Clinic	Germantown, TN	1	MOB/ASC	33,777	5.6	$1,488	$44.06	Urology Center of the South/Physician guarantees
Cardiologists of Lubbock	Lubbock, TX	1	MOB	27,280	10.9	$612	$22.44	Lubbock Heart Hospital/Surgery Partners, Inc.
Carrus Specialty Hospital	Sherman, TX	1	IRF/LTACH	69,352[4]	18.8	$2,535	$36.55	SDB Partners, LLC
Lonestar Endoscopy	Flower Mound, TX	1	ASC	10,062	8.0	$294	$29.23	Lonestar Endoscopy Center, LLC
Unity Family Medicine	Brockport, NY	1	MOB	29,497	12.2	$621	$21.04	Unity Hospital of Rochester
Great Bend Regional Hospital[5]	Great Bend, KS	1	Acute Hospital	63,978	13.5	$2,198	$34.36	Great Bend Regional Hospital, LLC/ Nueterra Holdings, LLC
Oklahoma Center for Orthopedic & Multi-Specialty Surgery	Oklahoma City, OK	3	Surgical Hospital/ Physical Therapy/ASC	97,406	14.6	$3,579	$36.75	OCOM/INTEGRIS; USPI; physician guaranty
Southlake Heart & Vascular Institute	Clermont, FL	1	MOB	18,152	4.1	$369	$20.31	Orlando Health, Southlake Hospital, Vascular Specialists of Central Florida

See page 15 for footnotes

3Q 2018 | Earnings Results and Operating Information 12

GLOBAL MEDICAL REIT

Real Estate Portfolio

As of September 30, 2018 unless otherwise stated

Property	Location	# of Bldgs	Facility Type	Net Leasable Square Feet	Lease Years Remaining	Annualized Rent[1] ($ in 000's)	Annualized Rent Per Square Foot[1]	Tenant/ Guarantor[2]
Thumb Butte Medical Center	Prescott, AZ	1	MOB	12,000	8.4	$371	$30.90	Thumb Butte Medical Center/Physician Guaranty
Las Cruces Orthopedic	Las Cruces, NM	1	MOB	15,761	10.3	$362	$22.95	Las Cruces Orthopedic Associates
Geisinger Specialty Care	Lewisburg, PA	1	MOB/Img	28,480	4.6	$544	$19.11	Geisinger Health
Southwest Florida Neurological & Rehab	Cape Coral, FL	1	MOB	25,814	8.3	$540	$20.91	Southwest Florida Neurosurgical Associates
Encompass Mechanicsburg	Mechanicsburg, PA	1	IRF	78,836	2.6	$1,923	$24.40	Encompass
Encompass Altoona	Altoona, PA	1	IRF	70,007	2.6	$1,713	$24.47	Encompass
Encompass Mesa	Mesa, AZ	1	IRF	51,903	6.1	$1,762	$33.95	Encompass
Piedmont Healthcare	Ellijay, GA	3	MOB	44,162	7.8	$375	$8.49	Piedmont Mountainside Hospital, Inc.
Carson Medical Group Clinic	Carson City, NV	2	MOB	20,632	5.1	$354	$17.17	Carson Medical Group
Northern Ohio Medical Specialists	Sandusky, OH	8	MOB	55,760	9.1	$864	$15.49	Northern Ohio Medical Specialists
Brown Clinic	Watertown, SD	3	MOB/Img	48,132	13	$721	$14.99	Brown Clinic
East Orange General Hospital	East Orange, NJ	1	MOB	60,442	8.0	$963	$15.93	Prospect Medical Holdings, Inc.
Berks Physicians & Surgeons	Wyomissing, PA	1	MOB	17,000	7.8	$463	$27.23	Berks Eye Physicians & Surgeons
Berks Eye Surgery Center	Wyomissing, PA	1	ASC	6,500	7.8	$248	$38.12	Berkshire Eye
Marina Towers	Melbourne, FL	1	MOB/Img	75,899	7.5	$1,127	$14.85	Marina Towers, LLC/First Choice Healthcare Solutions, Inc.
Surgical Institute of Michigan	Detroit, MI	1	MOB/ASC	15,018	7.5	$399	$26.58	Surgical Institute of Michigan/Surgical Management Professionals
Star Medical Center [3]	Plano, TX	1	Surgical Hospital	24,000	17.3	$1,310	$54.58	Star Medical Center/ One Health Medical Systems
Gastro One	Memphis, TN	6	MOB/ASC	52,266	9.3	$1,323	$25.31	Gastroenterology Center of the MidSouth
Associates in Ophthalmology	West Mifflin, PA	1	MOB/ASC	27,193	12.0	$784	$28.82	Associates Surgery Centers, LLC, Associates in Ophthalmology, Ltd.
Orthopedic Surgery Center of Asheville	Asheville, NC	1	ASC	8,840	3.4	$245	$27.69	Orthopedic Surgery Center of Ashville/Surgery Partners
Select Medical Hospital	Omaha, NE	1	LTACH	41,113	4.8	$1,815	$44.16	Select Specialty Hospital – Omaha, Inc./Select Medical Corporation
Total Portfolio/Average		**72**		**1,917,345**	**10.4**	**$47,695**	**$24.88**	

See page 15 for footnotes

3Q 2018 | Earnings Results and Operating Information 13

About GMRE Executive Team Jeffrey Busch Chief Executive Officer, Chairman and President Alfonzo Leon Chief Investment Officer Danica Holley Chief Operating Officer Bob Kiernan Chief Financial Officer Jamie Barber General Counsel and Corporate Secretary Allen Webb Senior VP, SEC Reporting and Technical Accounting Board of Directors Jeffrey Busch Chief Executive Officer, Chairman and President Henry Cole Lead Independent Director Paula Crowley Director Matthew Cypher Investment Committee Chair Zhang Huiqi Director Zhang Jingguo Director Ronald Marston Nominating and Corporate Governance Committee Chair Dr. Roscoe Moore Compensation Committee Chair Lori Wittman Audit Committee Chair Sell - Side Coverage Firm Name Email Phone Baird Drew T. Babin dbabin@rwbaird.com 610.238.6634 B. Riley FBR Bryan Maher bmaher@brileyfbr.com 646.885.5423 Cantor Fitzgerald Joseph France jfrance@cantor.com 212.915.1239 Compass Point Steve Manaker smanaker@compasspointllc.com 646.448.3028 D.A. Davidson Barry Oxford Jr., CFA boxford@dadco.com 212.240.9871 Janney Robert Stevenson robstevenson@janney.com 646.448.3028 The equity analysts listed above have published research material on the Company and are listed as covering the Company . Any opinions, estimates, or forecasts regarding the Company’s performance made by these analysts do not represent the opinions, estimates, or forecasts of the Company or its management and do not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations made by any of such analysts . Interested persons may obtain copies of analysts' reports on their own – we do not distribute these reports . Several of these firms may, from time to time, own our stock and/or hold other long or short positions on our stock, and may provide compensated services to us . 3Q 2018 | Earnings Results and Operating Information 14 Corporate Headquarters Investor Contact Global Medical REIT Inc. 2 Bethesda Metro Center, Suite 440 Bethesda, MD 20814 202.524.6851 www.globalmedicalreit.com Mary Jensen 202.524.6869 maryj@globalmedicalreit.com Global Medical REIT Inc . (the “Company”) is a Maryland corporation engaged primarily in the acquisition of licensed, state - of - the - art, purpose - built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share . The Company’s management team has significant healthcare, real estate and public real estate investment trust, or REIT, experience and has long - established relationships with a wide range of healthcare providers . The Company elected to be taxed as a REIT for U . S . federal income tax purposes commencing with its taxable year ended December 31 , 2016 . Additional information can be obtained by calling Investor Relations at 202 . 524 . 6869 , or through the Investor Relations section of our website at www . globalmedicalreit . com

Disclosures Additional Information The information in this document should be read in conjunction with the Company’s Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K, and other information filed with, or furnished to, the SEC . You can access the Company’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13 (a) or 15 (d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www . globalmedicalreit . com) under “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC . The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package . You also can review these SEC filings and other information by accessing the SEC’s website at http : //www . sec . gov . Certain information contained in this release, including, but not limited to information contained in our Top 10 tenant profiles is derived from publicly - available third - party sources . The Company has not independently verified this information and there can be no assurance that such information is accurate or complete . Rent Coverage (see page 10 ) For purposes of calculating our portfolio weighted - average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded medical office buildings and other non - hospital tenants that are themselves credit rated or are subsidiaries of credit - rated health systems . Based on available information only . Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete . Certain tenants are excluded from the calculation due to lack of available financial information (approximately 2 % of our portfolio) or, with respect to our City Hospital at White Rock acquisition, a lack of relevant operating history with a new tenant operator . Additionally, certain components of our Rent Coverage Ratio include management assumptions to adjust for differences in tenant businesses, accounting and reporting practices, including, but not limited to, adjustments ( i ) for non - cash charges, (ii) for physician distributions and compensation, (iii) for differences in fiscal year, (iv) for changes in financial statement presentation and (v) for straight - line rent . Management believes that all adjustments are reasonable and necessary . Real Estate Portfolio (see pages 13 and 14 ) Data as of September 30, 2018. (1) Monthly base rent at September 30, 2018 multiplied by 12 . Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future contractual rental rate increases. (2) Certain lease guarantees are for less than 100% of the contractual rental payments. (3) During the second quarter of 2018 Star Medical Center was acquired by One Health Medical. (4) Carrus Specialty Hospital does not include 12,000 square feet of shell space. (5) Great Bend Regional Hospital is currently under contract and expected to close between Q4 - 18 and Q1 - 19. 3Q 2018 | Earnings Results and Operating Information | Reporting Definitions and Disclosures 15

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